UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2014 (July 1, 2014)

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Interim Principal Financial Officer and Interim Treasurer

As previously reported in a current report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2014, Randall H. Brown resigned as Chief Financial Officer of Education Realty Trust, Inc. (the “Company”), effective June 30, 2014. On July 1, 2014 and in connection with Mr. Brown’s resignation, the Board of Directors of the Company designated J. Drew Koester, the Company’s Senior Vice President, Assistant Secretary and Chief Accounting Officer, to serve and perform the functions of the interim principal financial officer and interim Treasurer of the Company, effective on July 1, 2014, and to serve until such time as a permanent replacement for Mr. Brown is named. Mr. Koester will continue to serve as Senior Vice President, Assistant Secretary and Chief Accounting Officer of the Company while carrying out his additional responsibilities as interim principal financial officer and interim Treasurer. Mr. Koester’s compensation arrangements will not change in connection with these appointments.

Information regarding Mr. Koester’s business experience and compensation arrangements are included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2014 and are incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: July 7, 2014	By:	/s/ Randall L. Churchey
Randall L. Churchey
President and Chief Executive Officer